EXHIBIT 3.2


                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                               IOS CAPITAL, LLC

     THE UNDERSIGNED is executing this Limited Liability Company Agreement (this "Agreement") for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq., as amended from time to time, (the "Delaware Act"), and does hereby certify as follows:

     WHEREAS, IOS Capital, Inc. (the "Corporation"), was formed as a Delaware corporation on December 15, 1987;

     WHEREAS, by unanimous written consent, the Board of Directors of the Corporation adopted a resolution adopting and approving the conversion of the Corporation to a Delaware limited liability company and the adoption of this Agreement, and recommending the adoption of such conversion and this Agreement to IKON Office Solutions, Inc., an Ohio corporation and the sole stockholder of the Corporation (the "Stockholder"), pursuant to Section 266 of the General Corporation Law of the State of Delaware (the "DGCL");

     WHEREAS, by written consent, the Stockholder adopted and approved the conversion of the Corporation to a limited liability company and the adoption of this Agreement pursuant to Section 266 of the DGCL;

     WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Act and Section 266 of the DGCL by the filing with the Secretary of State of the State of Delaware, and the effectiveness, of a Certificate of Conversion to Limited Liability Company (the "Certificate of Conversion") and a Certificate of Formation of the Company (the "Certificate of Formation") (together, the "Conversion"); and

     WHEREAS, pursuant to this Agreement and the Conversion, the Stockholder is admitted as a member of the Company, initially owning all of the limited liability company interests in the Company.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the undersigned hereby agrees as follows:

          1. Name; Formation. The name of the Company shall be IOS Capital, LLC, or such other name as the Board of Managers may from time to time hereafter designate. Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation, dated December 15, 1987 and the Bylaws of the Corporation are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion,
(ii) the Stockholder is hereby automatically admitted as a member of the Company initially owning all of the limited liability company interests in the Company, (iii) the Initial Member is continuing the business of the Corporation without dissolution in the form of a Delaware limited liability company governed by this Agreement, and (iv) in accordance with Section 18-214(g) of the

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Delaware Act, the Company shall constitute a continuation of the existence of the Corporation in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, shall be deemed to be the same entity as the Corporation. Jack Quinn is hereby designated as an "authorized person" within the meaning of the Delaware Act, and has executed, delivered and filed the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and any Manager or Member and any other person designated by the Board of Managers, each acting alone, thereupon each became a designated "authorized person" to execute, deliver and file any amendments and/or restatements of the Certificate of Formation and any other certificates (and any amendments and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware, and shall each continue as a designated "authorized person" within the meaning of the Act. A Manager or Member or another person designated and authorized by the Board of Managers, each acting alone to the extent permitted by law, may execute, deliver and file any other certificates, affidavits and other documentation (and any amendments and/or restatements thereof) necessary to qualify the Company as a foreign limited liability company in any state or other jurisdiction in which such qualification is required by law.

          2. Definitions; Rules of Construction. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

               "Board of Managers" means the board of managers referenced in
          Section 7 hereof.

               "Bylaws" shall mean the Bylaws of the Company as amended from time to time which Bylaws are expressly incorporated herein by reference as part of this Agreement. The initial Bylaws of the Company are attached hereto as Exhibit A and are hereby adopted and approved by the Members.

               "Capital Contribution" means, with respect to any Member, the amount or value of cash (or promissory obligations), property or services contributed by such Member to the Company in accordance with Section 8 hereof.

               "Certificate" means a certificate substantially in the form of Exhibit B to this Agreement issued by the Company that evidences an Interest.

               "Initial Member" means IKON Office Solutions, Inc., an Ohio Corporation.

               "Interest" means the ownership interest (including the limited liability company interest) of a Member in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member's Percentage Interest in profits, losses, allocations and distributions, (ii) such Member's right to vote or grant or

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                                                                             3


          withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Member's other rights and privileges as provided herein or in the Delaware Act.

               "Manager" means a member of the Board of Managers as designated in, or selected pursuant to, Section 7 hereof. A Manager is hereby designated as a "manager" of the Company within the meaning of the Delaware Act.

               "Members" means the Initial member and all other persons or entities admitted as additional or substituted members of the Company pursuant to this Agreement, so long as they remain Members, in each such person's of entity's capacity as a member of the Company. Reference to a "Member" means any one of the Members.

               "Majority in Interest of the Members" means Members whose Percentage Interests aggregate to greater than fifty percent of the Percentage Interests of all Members.

               "Percentage Interest" means a Member's share of the profits and losses of the Company and the Member's percentage right to receive distributions of the Company's assets. The Percentage Interest of each Member shall initially be the percentage set forth opposite such Member's name on Schedule I hereto, as such Schedule shall be amended from time to time in accordance with the provisions hereof. The combined Percentage Interest of all Members shall at all times equal 100%.

          Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

          3. Purpose. The purposes and powers of the Company shall be to engage in any lawful business or activity that may be engaged in by a limited liability company formed under the Delaware Act, as such businesses or other activities may be determined by the Board of Managers from time to time. The Company, and the Initial Member or any Manager, each acting alone, on behalf of the Company, may enter into and perform any and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager or other person or entity notwithstanding any other provision of this Agreement or the Delaware Act. The foregoing authorization shall not be deemed a restriction on the powers of the Initial Member or any Manager to enter into other agreements on behalf of the Company.


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                                                                             4


          4. Offices.

               (a) The principal office of the Company, and such additional offices as the Board of Managers may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Managers may designate from time to time.

               (b) The registered agent and registered office of the Company for service of process on the Company in the State of Delaware at such address is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Such registered office or registered agent may be changed by the Board of Managers from time to time.

          5. Members. The name and business, mailing or residence address of each Member of the Company are as set forth on Schedule I attached hereto, as the same may be amended from time to time. Subject to the terms of this Agreement, a Member shall be deemed admitted to the Company as a member of the Company upon its execution of a counterpart of this Agreement or other document wherein it agrees to be bound by the terms and conditions of this Agreement.

          6. Term. The term of the Company shall be perpetual unless the Company is earlier dissolved in accordance with Section 14 of this Agreement.

          7. Management of the Company.

               (a) Subject to the delegation of rights and powers as provided for herein and in the Bylaws, the Board of Managers shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. Except as expressly provided herein, no member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein or in the Delaware Act to be voted on or approved by the Members. At any time that there is only one Member, any and all action provided for herein or in the Bylaws to be taken or approved by the "Members" shall be taken or approved by the sole Member.

               (b) The Company shall have such officers as are provided for in the Bylaws, and such officers shall be elected, removed and perform such functions as are provided in the Bylaws. The Board of Managers may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Managers may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of the Company as the Board of Managers may from time to time deem appropriate in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board of Managers.

               (c) Except as otherwise provided by the Board of Managers or in the Bylaws, when the taking of such action has been authorized by the Board of


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Managers, any Manager or officer of the Company, or any other person specifically authorized by the Board of Managers, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Delaware Act.

               (d) The Board of Managers shall consist of one (1) Manager or such other number as the Board of Managers shall determine. The Board of Managers shall initially be composed of the following individuals:

                               William S. Urkiel

Vacancies on the Board of Managers from whatever cause shall be filled by the remaining Managers, or, if there be none, by a vote of a Majority in Interest of the Members. Managers shall serve for a term of one (1) year and thereafter until their respective successors are duly elected by the Members or until their earlier death, retirement, incapacity or removal. Managers can be removed with or without cause by a vote of a Majority in Interest of the Members. Determinations to be made by the Managers in connection with the conduct of the business of the Company shall be made in the manner provided in the Bylaws, unless otherwise specifically provided herein.

          8. Capital Contributions; Capital Accounts; Administrative Matters; Certificates.

               (a) Except as otherwise agreed by all Members, the Initial Member shall have no right or obligation to make any capital contributions to the Company. Persons or entities hereafter admitted as members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission.

               (b) At any time that the Company has more than one Member, it is the intention of the Members that the Company shall be taxed as a "partnership" for federal, state, local and foreign income tax purposes, and the following provisions shall apply:

                    (i) A single, separate capital account shall be maintained for each Member. Each Member's capital account shall be credited with the amount of money and the fair market value of property (net of any liabilities secured by such contributed property that the Company assumes or takes subject
to) contributed by that Member to the Company; the amount of any Company liabilities assumed by such Member (other than in connection with a distribution of Company property), and such Member's distributive share of Company profits (including tax exempt income). Each Member's capital account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Member assumes or takes subject to) distributed to such Member; the amount of any liabilities of such Member assumed by the Company (other than in connection with a contribution); and such Member's distributive share of Company losses (including items that may be neither deducted nor capitalized for federal income tax purposes).


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                    (ii) Notwithstanding any provision of this Agreement to
the contrary, each Member's capital account shall be maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the regulations thereunder (the "Regulations"), including, without limitation, (x) the adjustments permitted or required by Internal Revenue Code Sections 704(b) and, to the extent applicable, the principles expressed in Internal Revenue Code Section 704(c) and (y) adjustments required to maintain capital accounts in accordance with the "substantial economic effect test" set forth in the Regulations under Internal Revenue Code Section 704(b).

                    (iii) Any Member, including any substitute Member, who shall receive an Interest (or whose Interest shall be increased) by means of a transfer to him of all or a part of the Interest of another Member, shall have a capital account that reflects the capital account associated with the transferred Interest (or the applicable percentage thereof in case of a transfer of a part of an Interest).

                    (iv) The end of fiscal year of the Company shall be September 30. The books and records of the Company shall be maintained in accordance with generally accepted accounting principles and Section 704(b) of the Internal Revenue Code and the Regulations.

                    (v) All items of Company income, gain, loss, deduction, credit or the like shall be allocated among the Members in accordance with their respective Percentage Interests as set forth in Schedule I.

               (c) At any time that the Company has only one Member, it is the intention of the Member that the Company shall be disregarded for federal, state, local and foreign income tax purposes and that all items of income, gain, loss, deduction, credit or the like of the Company shall be treated as items of income, gain, loss, deduction, credit or the like of the Member.

               (d) (i) Each Member's Interest in the Company shall be evidenced by a Certificate issued by the Company. Each Certificate shall be executed by the President or any Vice President and attested to by the Secretary or any Assistant Secretary (or other persons designated by the Board of Managers or in the Bylaws).

                    (ii) The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board of Managers may adopt, the Company will provide for the registration of Interests and the registration of transfers of Interests. The Board of Managers shall maintain such register and provide for such registration. Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this Section 8(d) and the limitations on transfer contained elsewhere in this Agreement or in the Bylaws, the Company will cause the issuance and execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate Percentage Interest as did the Certificate surrendered (which Certificate shall at such time be deemed canceled). Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Board

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                                                                             7


of Managers (which may be the reverse side of the Certificate) duly executed, by the registered holder thereof or such holder's authorized attorney.

                    (iii) The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate
(A) makes proof by affidavit, in form and substance satisfactory to the Board of Managers, that a previously issued Certificate has been lost, destroyed or stolen, (B) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (C) if requested by the Board of Managers, delivers to the Company a bond, in form and substance satisfactory to the Board of Managers, with such surety or sureties and with fixed or open liability as the Board of Managers may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (D) satisfies any other reasonable requirements imposed by the Board of Managers.

                    (iv) An Interest evidenced by a Certificate shall constitute a "security" within the meaning and for all purposes of Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of Interests.

          9. Assignments of Interests.

               (a) No Member may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or any part of its Interest, and no transferee of all or any part of the Interest of a Member shall be admitted as a substituted Member, without, in either event, having obtained the prior written consent of all other Members, and without the transferring Member surrendering the Certificate evidencing such Interest and the Company issuing one or more new Certificates evidencing such Interest in accordance with
Section 8(d) hereof (unless such transfer is a pledge or hypothesation).

               (b) The Board of Managers shall amend Schedule I hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Section 9. Any purported transfer in violation of this Section 9 shall be null and void and shall not be recognized by the Company.

          10. Resignation. No Member shall have the right to resign from the Company except with the consent of all of the other Members and upon such terms and conditions as may be specifically agreed upon between such other Members and the resigning Member. The provisions hereof with respect to distributions upon resignation are exclusive and no Member shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Delaware Act or otherwise.


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          11. Additional Members. The Members, acting unanimously, shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Members; and in connection with any such admission, the Board of Managers shall amend Schedule I hereof to reflect the name, address and Capital Contribution of the additional Member and any agreed upon changes in Percentage Interests, and shall issue one or more new and/or replacement Certificates necessary as a result of any such admission.

          12. Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Board of Managers may determine. Distributions shall be made to (and profits and losses shall be allocated among) Members pro rata in accordance with their respective Percentage Interests. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Board of Managers on behalf of the Company, shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or any other applicable law.

          13. Return of Capital. No Member or Manager shall have any liability for the return of any Member's Capital Contribution which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Board of Managers, subject to the requirements of the Delaware Act.

          14. Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

               (a) The determination of all of the Members to dissolve the Company;

               (b) The sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions; or

               (c) The occurrence of any event causing a dissolution of the Company under Section 18-801 of the Delaware Act, unless the Company is continued if and as permitted under the Delaware Act.

          15. Winding Up of the Company. If the Company is dissolved pursuant to Section 14 hereof, the Managers, or if there is no remaining Manager, such person as is designated by a Majority in Interest of the Members (the remaining Managers or such person being herein referred to as the "Liquidator"), shall proceed to wind up the business and affairs of the Company upon such terms, price and conditions as are determined by the Liquidator in accordance with the terms hereof and the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Members and Managers and the conduct of the Company during the period of winding up the Company's affairs. The Liquidator, if other than a Manager, shall have and may exercise, without further authorization or consent of Members, all of the powers conferred upon the


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Managers under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company. The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (a) To creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or by the establishment of reserves of cash or other assets of the Company for contingent, conditional or unmatured liabilities in amounts, if any, determined by the Liquidator to be appropriate for such purposes), other than liabilities for distributions to Members and former Members under Sections 18-601 or 18-604 of the Delaware Act;

          (b) To Members and former Members in satisfaction of liabilities for distributions under 18-601 or 18-604 of the Delaware Act; and

          (c) Thereafter to the Member or, if the Company has more than one Member, to Members in proportion to the positive balances of their respective capital accounts (determined after allocating all income, gain, deduction, loss and other like items arising in connection with the liquidation of Company assets and otherwise making all capital account adjustments required by Section 8(b)).

          (d) Notwithstanding the provisions of this Section 15 which require the liquidation of the assets of the Company, if on dissolution of the Company, the Liquidator determines that a prompt sale of part or all of the Company's assets would be impractical or would cause undue loss to the value of Company assets, the Liquidator may defer for a reasonable time (up to three
(3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the Company (other than those to Members), and/or may distribute to the Members, in lieu of cash, as tenants in common undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such in-kind distributions shall be made in accordance with the priorities referenced in this Section 15 as if cash equal to the fair market value of the distributed assets were being distributed. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable methods of valuation as it may adopt. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Delaware Act.

          16. Limitation on Liability. Except as otherwise required by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or

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otherwise, shall be solely the debts, obligations and liabilities of the
Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager and/or officer.

          17. Standard of Care; Indemnification of Managers, Officers, Employees and Agents.

               (a) No Manager or officer of the Company shall have any personal liability whatsoever to the Company or any Member on account of such Manager's or officer's status as a Manager or officer or by reason of such Manager's or officer's acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Manager or officer against any liability to the Company or the Members to which such Manager or officer would otherwise be subject by reason of (i) any act or omission of such Manager or officer that involves actual fraud or wilful misconduct or (ii) any transaction from which such Manager or officer derived improper personal benefit.

               (b) To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Manager and officer and the affiliates of any Manager or officer (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person's acting as a Manager or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission of such Indemnified Person that involves actual fraud or wilful misconduct or (ii) any transaction from which such Indemnified Person derived improper personal benefit. The indemnities hereunder shall survive termination of the Company. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Members. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

               (c) The contract rights to indemnification and to the advancement of expenses conferred in this Section 17 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Managers, Members or otherwise.

               (d) The Company may maintain insurance, at its expense, to protect itself and any Manager, officer, employee or agent of the Company or another limited liability



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                                                                            11


company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act or other applicable law.

               (e) The Company may, to the extent authorized from time to time by the Board of Managers, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 17 with respect to the indemnification and advancement of expenses of Managers and officers of the Company.

               (f) Notwithstanding the foregoing provisions of this Section 17, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Board of Managers of the Company; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 17 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

          18. Amendments. This Agreement may be amended only upon the written consent of all Members.

          19. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.



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          IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of January 11, 2002.


                                          MEMBER

                                          IKON Office Solutions, Inc.


                                          By: /s/ JACK QUINN
                                              -------------------------------
                                              Name: Jack Quinn
                                              Title: Treasurer


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                                  SCHEDULE I



Member

                                                        Percentage
Name & Address                                            Interest
--------------                                          -----------


IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, PA  19355                                         100%



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                                                                            14


                          CERTIFICATE FOR INTEREST IN
                               IOS Capital, LLC
                     A Delaware Limited Liability Company



No.  1

     IOS Capital, LLC, a Delaware limited liability company (the "Company"), hereby certifies that

     IKON Office Solutions, Inc. (the "Holder") is the registered owner of an interest in the Company ("Interest"), constituting the Percentage Interest (as such term is defined the below referenced Company Agreement) in the Company set forth on Schedule I to the Company Agreement as such Schedule is amended from time to time. THE RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS AND LIMITATIONS ASSOCIATED WITH THE INTEREST ARE SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY DATED AS OF JANUARY 11, 2002 (THE "COMPANY AGREEMENT"), AS THE SAME MAY, FROM TIME TO TIME, BE AMENDED OR AMENDED AND RESTATED, UNDER WHICH THE COMPANY IS EXISTING, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN MALVERN, PENNSYLVANIA. THE TERMS OF THE COMPANY AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

     The Holder, by accepting this Certificate, is deemed to have agreed to become a member of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to comply with and be bound by all the terms and conditions of, and to have executed, the Company Agreement.

     THIS CERTIFICATE AND THE INTEREST EVIDENCED HEREBY ARE TRANSFERABLE IN ACCORDANCE WITH THE TERMS OF THE COMPANY AGREEMENT (SUBJECT TO THE LIMITATIONS ON TRANSFER THEREIN CONTAINED). NO INTEREST MAY BE TRANSFERRED UNLESS AND UNTIL THIS CERTIFICATE, OR A WRITTEN INSTRUMENT OF TRANSFER SATISFACTORY TO THE COMPANY (WHICH MAY BE THE REVERSE SIDE OF THIS CERTIFICATE), IS DULY ENDORSED OR EXECUTED FOR TRANSFER BY THE HOLDER OR THE HOLDER'S DULY AUTHORIZED ATTORNEY, AND THIS CERTIFICATE (TOGETHER WITH ANY SEPARATE WRITTEN INSTRUMENT OF TRANSFER) IS DELIVERED TO THE COMPANY FOR REGISTRATION OF TRANSFER.

     The Interest evidenced by this Certificate shall constitute a "security" within the meaning of and for all purposes of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws

Dated: January 11, 2002               IOS Capital, LLC

ATTEST:



                                      By: __________________________________
Secretary                                 President

                     [FORM OF REVERSE SIDE OF CERTIFICATE]

                            ASSIGNMENT OF INTEREST



FOR VALUE RECEIVED, the undersigned (the "Assignor"), hereby assigns, conveys, sells and transfers unto:

                           [Insert name of Assignee]

Please print or typewrite Name and Address of Assignee

  [Insert Social Security Number/Taxpayer Identification Number of Assignee]

Please insert Social Security or other Taxpayer Identification Number of
Assignee

_____% Percentage Interest of the Interest evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the Interest, or any lesser designated Percentage Interest of the Interest as referenced herein, on the books of the Company.

Date: _____________________         ___________________________________________
                                                   Signature

===============================================================================











                     LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                               IOS CAPITAL, LLC

                     A Delaware Limited Liability Company











                                 DATED AS OF:


                               January 11, 2002












================================================================================

                              TABLE OF CONTENTS

Section                                                                  Page No

1.       Name; Formation.......................................................1

2.       Definitions; Rules of Construction....................................2

3.       Purpose...............................................................3

4.       Offices...............................................................4

5.       Members...............................................................4

6.       Term..................................................................4

7.       Management of the Company.............................................4

8.       Capital Contributions; Capital Accounts; Administrative Matters; .....5
         Certificates

9.       Assignments of Interests..............................................7

10.      Resignation...........................................................7

11.      Additional Members....................................................8

12.      Distributions.........................................................8

13.      Return of Capital.....................................................8

14.      Dissolution...........................................................8

15.      Winding Up of the Company.............................................8

16.      Limitation on Liability...............................................9

17. Standard of Care; Indemnification of Managers, Officers, Employees...10 and Agents

18.      Amendments...........................................................11

19.      Governing Law........................................................11


Schedule I -  Identification of Members and Addresses

Exhibit A -   Bylaws

Exhibit B -   Form of Certificate